Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2005, except as to Notes 1 and 7 for which the date is August 12, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Rohm and Haas Company, which appears in Rohm and Haas Company’s Form 8-K filed on August 15, 2005.

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